                                                                EXHIBIT 10.19








                                       SUBLEASE

                                       Between

                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION
                                    as Sublandlord

                                         and

                             TELETECH TELESERVICES, INC.,
                        TELETECH TELECOMMUNICATIONS, INC., AND
                               TELETECH HOLDINGS, INC.

                                     as Subtenant

                     TABLE OF CONTENTS


SECTION                                               PAGE

1.  Sublease of Premises. . . . . . . . . . . . . .    2
2.  Term of Sublease. . . . . . . . . . . . . . . .    2
3.  Rent. . . . . . . . . . . . . . . . . . . . . .    2
4.  Subtenant Allowances. . . . . . . . . . . . . .    4
5.  Use . . . . . . . . . . . . . . . . . . . . . .    4
6.  Condition of Premises . . . . . . . . . . . . .    5
7.  Assignment and Subletting . . . . . . . . . . .    6
8.  Alterations . . . . . . . . . . . . . . . . . .    7
9.  Heating, Ventilating and Air Conditioning . . .    7
10. Lease Terms Apply . . . . . . . . . . . . . . .    8
11. Insurance . . . . . . . . . . . . . . . . . . .    9
12. Notice and Bills. . . . . . . . . . . . . . . .   11
13. Termination . . . . . . . . . . . . . . . . . .   12
14. Prohibition of the Use of Sublandlord's Name. .   12
15. Signage . . . . . . . . . . . . . . . . . . . .   13
16. Parking . . . . . . . . . . . . . . . . . . . .   13
17. Renewal Options . . . . . . . . . . . . . . . .   14
18. Indemnification . . . . . . . . . . . . . . . .   14
19. Environmental Matters . . . . . . . . . . . . .   15
20. Attorneys' Fees . . . . . . . . . . . . . . . .   15
21. Use of Smoking Area . . . . . . . . . . . . . .   16
22. Building Security . . . . . . . . . . . . . . .   16
23. Obligations Under the Master Lease. . . . . . .   16
24. Self-Help . . . . . . . . . . . . . . . . . . .   16
25. Rights of Entry . . . . . . . . . . . . . . . .   16
26. Condemnation. . . . . . . . . . . . . . . . . .   17
27. Default by Subtenant. . . . . . . . . . . . . .   17
28. Default by Sublandlord. . . . . . . . . . . . .   19
29. Deposit . . . . . . . . . . . . . . . . . . . .   19
30. Month to Month Tenancy. . . . . . . . . . . . .   20
31. Miscellaneous . . . . . . . . . . . . . . . . .   20


LIST OF EXHIBITS

    Exhibit A:     Master Lease
    Exhibit B:     Description of Premises

                                       SUBLEASE


    THIS SUBLEASE, dated as of September 28, 1995, is made between NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association ("Sublandlord"), and TELETECH TELESERVICES, INC., a Colorado corporation, TELETECH HOLDINGS, INC., a Delaware corporation, and TELETECH TELECOMMUNICATIONS, INC., a California corporation (together, the "Subtenant").


                                      RECITALS:

    A. United Bank of Denver National Association, a national banking association, as Tenant, and 1700 Lincoln Limited, a Colorado limited partnership, as Landlord ("Master Landlord"), entered into that certain Amended and Restated Lease Agreement dated December 30, 1988, as amended on April 20, 1989, and July 20, 1994 ("Together the, "Master Lease"). The Master Lease covers that certain office space (approximately 23,144 square feet of the total Net Rentable Area) on the 21st Floor located at 1700 Lincoln Street, Denver, Colorado (the "Premises"), as more fully described in the Master Lease and on Exhibit B attached hereto and made a part hereof.

    B. A true and correct copy of most of the provisions of the Master Lease is attached hereto as Exhibit A and made a part hereof. Sublandlord hereby represents and warrants that those provisions which have been deleted from the Master Lease do not and could not have any effect materially adverse to the rights or obligations of Subtenant or the obligations of Sublandlord under this Sublease.

    C. Norwest Bank Colorado, National Association is successor in interest to Norwest Bank Denver, National Association, formerly known as United Bank of Denver National Association.

    D. Subtenant desires to sublet the Premises and Sublandlord is willing to sublet the Premises to Subtenant.

    E. The consent of Master Landlord under the Master Lease is required for this Sublease.

    F. The capitalized terms used herein that are not defined herein but are defined in the Master Lease shall have the meanings ascribed thereto in the Master Lease.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the terms and conditions of this Sublease, the parties agree as follows:

    1. SUBLEASE OF PREMISES. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby takes and subleases the Premises from Sublandlord.

    2. TERM OF SUBLEASE. The term of this Sublease shall commence upon the earlier of occupancy or February 1, 1996 ("Commencement Date") and shall end on May 31, 2000, unless sooner terminated as otherwise provided in this Sublease or the Master Lease. For the purpose of this Section 2, "occupancy" shall mean the transaction or solicitation of any business by telephone or otherwise with the general public, or the use of the Premises by any employee of Subtenant. If the term of this Sublease commences on a date earlier than February 1, 1996, Sublandlord and Subtenant shall, at the request of either, execute a declaration specifying the Commencement Date of the term of this Sublease. In such event, the stated term of, and rental under this Sublease will commence on the revised Commencement Date, and the Base Rent will be increased accordingly and the expiration date shall remain May 31, 2000.

    3.   RENT.

         A.   BASE RENT.

              (1) Subtenant covenants and agrees to pay Sublandlord as Base Rent for the Premises during the term of this Sublease the sum of $1,990,769.56 payable in monthly installments of $38,284.03. All monthly payments shall be due and payable on the first day of each calendar month during the term of this Sublease. All Base Rent due hereunder shall be prorated for any fractional calendar month at the beginning and end of the term of this Sublease. All Base Rent and any Additional Rent as hereinafter defined (together, "Rent") shall be paid without notice, demand, offset or deduction, in lawful money of the United States of America at the address of Sublandlord as set forth hereinafter or at such other place as Sublandlord may from time to time designate in writing.

              (2) It is agreed between Sublandlord and Subtenant that any monthly installment, or proration thereof, of Rent which shall not be paid by the tenth (10th) day of each month, or any other payment required to be made by Subtenant and not made when due, shall bear interest at the rate in effect from time to time equal to four percentage points (4%) above the prime rate of interest charged by Norwest Bank Colorado, National Association or its successors, effective the day of any change from the date when the same became due and payable by the terms hereof. "Prime Rate" shall mean the rate of interest announced to the general public by Norwest Bank Colorado, National Association or its successor as its "prime" rate or "base" rate.

              (3) If Subtenant fails to pay any monthly Base Rent or Additional Rent on the date they are due and payable, the unpaid amounts will be subject to a late payment charge equal to six percent (6%) of the unpaid amounts. This late payment charge is intended to compensate Sublandlord for its additional administrative costs resulting from Subtenant's failure, and has been agreed upon by Sublandlord and Subtenant, after negotiation, as a reasonable estimate of the additional administrative costs that will be incurred by Sublandlord as a result of Subtenant's failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to Sublandlord together with such unpaid amounts. The payment of this late payment charge will not constitute a waiver by Sublandlord of any default by Subtenant under this Sublease.

         B.   ADDITIONAL RENT.

              (1) In addition to Base Rent, for each calendar year during the term of this Sublease, Subtenant shall pay to Sublandlord "Additional Rent," the amount of which shall be determined under this paragraph 3.B. The per-square-foot Variable Rent for the calendar year 1995, determined as set forth in Sections 4.04 and 4.05(a) of the Master Lease, shall be referred to herein as the "1995 Base Variable Rent." Commencing January 1, 1996, the Additional Rent payable by Subtenant to Sublandlord each year under this paragraph B shall be the per-square-foot Variable Rent determined each year less the 1995 Base Variable Rent, multiplied by 23,144.

              (2) Commencing January 1, 1996 and each year thereafter, to the extent the Additional Rent or that Master Landlord's estimated projections in
Section 4.04(b) of the Master Lease indicate that the annual Variable Rent will exceed the annual 1995 Base Variable Rent, Subtenant shall pay, concurrently with each payment of Base Rent, to Sublandlord such excess in accordance therewith. Further, Subtenant shall pay, upon demand, for any additional services, as defined in paragraph 4 below, requested by Subtenant, and to the extent the Master Lease requires Sublandlord to pay the operating expenses and any pass throughs (set forth in paragraph 3 below) as incurred, Subtenant shall also be so required. In the event the Variable Rent exceeds the estimated payments made by Subtenant under this paragraph (2) for the immediately preceding calendar year, Subtenant shall pay Sublandlord, within thirty (30) days of receipt of written notice, an amount equal to such difference. In the event that the estimated payments made by Subtenant under this paragraph (2) for the immediately preceding calendar year exceeds the Variable Rent, Sublandlord shall pay Subtenant, within thirty (30) days after issuance of a written statement to that effect, an amount equal to such excess.

              (3) For purposes of this Sublease, "operating expenses" shall have the meaning given in Section 4.04 of the

Master Lease and, in addition, any other pass through costs, expenses or charges of any kind or nature attributed directly or indirectly to the Premises which Sublandlord is obligated to pay under the Master Lease, including, without limitation, additional janitorial services, chilled water, metered HVAC and electrical.

              (4) For the purpose of this Sublease, "additional services" shall mean any supplies, services or repairs furnished by Master Landlord or Sublandlord at the request of Subtenant that would not be included within the definition of operating expenses, including, without limitation, building access cards and monitoring, overtime HVAC charges, extra janitorial services, and light bulbs and labor.

              (5) If required by Master Landlord or Sublandlord, Sublandlord or Master Landlord shall be entitled to install at Subtenant's sole cost and expense, separate metering of utilities to the Premises. Subtenant acknowledges that the Premises currently contain the standard electrical capacity of 4 watts per rentable square feet. Electrical charges beyond building standard capacity of 4 watts per rentable square feet (3 watts on high voltage 277 lighting, 1 watt on low voltage 120 one outlet), at Master Landlord's or Sublandlord's discretion, may be metered and billed to Subtenant in accordance with this Sublease.

    4. SUBTENANT ALLOWANCES. Providing Subtenant is not in default of the terms of this Sublease or the Master Lease at the time payment is made and providing Sublandlord has previously complied with Section 28 of this Sublease, and the plans and specifications have been approved in accordance with Section 6D of this Sublease, Sublandlord will pay a tenant improvement allowance ("Tenant Improvement Allowance") in the amount of $500,144.84 for the construction of tenant improvements in conformity with the plans and specifications submitted to Sublandlord payable as follows: $250,072.42 upon the execution of the Sublease by Sublandlord and Subtenant, and the Consent to Sublease by Master Landlord, and the sum of $250,072.42 upon the Commencement Date and the payment of the first month's Rent.

    5. USE. Subtenant shall use the Premises only for providing telemarketing services and for no other purposes. Subtenant shall conduct its use of the Premises only in a manner which is consistent with the terms of the Master Lease and the rules of the Building described in Section 23.01 of the Master Lease, as the same may be amended in accordance with the Master Lease. Any approvals required for use of the Premises by Subtenant under the Master Lease must be made by both Master Landlord and Sublandlord.

    6.   CONDITION OF PREMISES.

         A. Subtenant accepts the Premises in its present "as is" condition. Subtenant, at Subtenant's own expense, shall keep, after the completion of the tenant improvements, the Premises in good order, condition and repair, including all fixtures and equipment installed by Subtenant.

         B. Subtenant warrants that the Tenant Improvement Allowance will be used for the construction of tenant improvements made to the Premises pursuant to the plans and specifications submitted to and approved by Sublandlord. Subtenant agrees to pay any tenant improvement expenses in excess of the Tenant Improvement Allowance.

         C. During construction of the tenant improvements, Subtenant shall not be required to pay any project construction fees or management fees to Sublandlord or Master Landlord.

         D. Sublandlord and Subtenant will cooperate with each other and consistently act in a timely and diligent manner to permit Subtenant to complete the tenant improvements approved by Sublandlord and Master Landlord. Subtenant will contract for and supervise all tenant improvement construction. All preliminary and final construction drawings, construction timetables/schedules and general/sub-contractors must be approved by Sublandlord (which consent shall not be unreasonably withheld) and Master Landlord before any such construction may commence. All tenant improvements that will involve mechanical and electrical engineering and structural changes must be approved by Master Landlord's Building engineers or other engineers selected by Master Landlord (together, "Master Landlord's Engineers"). The current mechanical and electrical Building Engineer is I. A. Naman, Houston, Texas. After approval of the construction drawings and the construction timetables/schedules, any material changes to such drawings, timetables or schedules must be reviewed and approved by Sublandlord and Master Landlord prior to the occurrence of such changes. Sublandlord and Master Landlord will use its best efforts to review such changes within fourteen (14) days of the date of their receipt. Subtenant specifically agrees not to (i) begin construction of any kind on the Premises until the plans and specifications have been approved by the aforementioned parties, and (ii) occupy the Premises until the improvements have been completed in conformity with plans and specifications as approved and inspected by I. A. Naman.
Finally, Subtenant understands that by I. A. Naman approving the plans and specifications that I. A. Naman may require additional work to be completed related to Subtenant's tenant improvements. Subtenant agrees to comply with any requirements and complete the work described therein required by I. A. Naman.

         E. Except as specifically set forth in this Section or elsewhere in this Sublease, Subtenant acknowledges that neither Master Landlord nor Sublandlord nor their agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Subtenant's business or for any other purpose, nor has Master Landlord or Sublandlord or their agents or employees agreed to make any tenant improvements to the Premises.

    7.   ASSIGNMENT AND SUBLETTING.

         A. So long as an event of default under Section 27 of this Sublease has not occurred and is continuing, Subtenant may assign this Sublease or sublet all or any part of the Premises (any and all of the foregoing hereinafter shall be referred to as a "transfer") to any of the wholly-owned subsidiaries of TeleTech Holdings, Inc. without the prior written consent of Sublandlord, provided prior written notice is delivered to Sublandlord within ten (10) days before the date of such assignment or subletting setting forth the legal name of the assignee or sublessee.

         B. So long as an event of default under Section 27 of this Sublease has not occurred and is continuing, Subtenant may transfer the Premises to a third party with the prior written consent of Sublandlord; provided, however, Sublandlord shall not unreasonably withhold its consent as to any proposed sublease or assignment. Sublandlord will respond to Subtenant's written request made in accordance with this Sublease within fourteen (14) after receipt thereof, and in the event Sublandlord fails to respond to Subtenant's request within such time period, Subtenant's request shall be deemed to be denied, provided, however, Master Landlord shall not be bound by any of matters contained within this sentence.

         C. Except as specifically permitted in paragraphs 7A and B above for Sublandlord, any attempted transfer without Sublandlord's or Master Landlord's prior written consent shall be void and shall confer no rights upon any third person and/or parties and shall be a default of Subtenant under this Sublease. In addition to any other requirements which may be made by Sublandlord or Master Landlord, any transfer shall be in accordance with Article XVI of the Master Lease. In the event an assignment or subletting should occur in accordance with paragraphs 7A or B above, Master Landlord's prior written consent must be obtained, and Subtenant will not be released from its payment and performance obligations under the Sublease, but rather Subtenant and its assignee will be jointly and severally and primarily liable for all payment, term, covenants and performance obligations under the Sublease. A consent by Subtenant to any particular sublease or assignment shall not constitute a consent to any subsequent sublease or assignment.

         D. For the purpose of this Section 7, any merger (in which the Subtenant is not the surviving entity), dissolution, consolidation or other reorganization of any Subtenant, or any sale (except for an offering of sale of the capital stock to the general public through a nationally recognized stock brokerage house), transfer, pledge or other disposition of any Subtenant's capital stock, shall be deemed a transfer (whether the same occurs voluntarily, involuntarily, by operation of law or otherwise).

    8. ALTERATIONS. Subtenant covenants and agrees not to improve, alter, add to, remove or demolish any improvements on the Premises, or use any contractors or workmen to make alterations, without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld), and Master Landlord, subject, however, to the terms and provisions of the Master Lease. Sublandlord and Master Landlord will use their best efforts to review any written requests within fourteen (14) days of the date of their receipt.

    9.   HEATING, VENTILATING AND AIR CONDITIONING.

         A. The Building hours of operation shall be as provided in the Master Lease which currently are 7:00 a.m. to 6:00 p.m., Monday through Friday, and 7:00 a.m. to 1:00 p.m. on Saturday. Services which the Master Lease provides shall be furnished only during normal business hours, and shall at times other than those described herein, be furnished only upon request by Subtenant to Master Landlord. Subtenant shall bear the after-hour usage for both zones of heating, ventilating and air conditioning located on the 21st Floor at a rate of Twenty-Five Dollars ($25.00) per hour per zone and shall pay Master Landlord, upon demand, directly at the address set forth hereinafter or such other place as Master Landlord or Sublandlord may from time to time designate in writing. The only services to which Subtenant is entitled are those to which Sublandlord is entitled as Tenant under the Master Lease.

         B. Subject to the written consent of Sublandlord and Master Landlord, Subtenant may install, at its sole cost and expense, additional air conditioning equipment. To the extent the foregoing should require separate metering, as determined by Master Landlord or Sublandlord in their sole discretion, Subtenant shall pay, upon demand, for the documented cost of the meter, all reasonable and documented costs and expenses required for its installation and the usage charges.

    10.  LEASE TERMS APPLY.

         A. This Sublease is subject and subordinate to the Master Lease, except to the extent the Master Lease may be inconsistent with the terms hereof, in which case the terms of this Sublease shall govern. All of the terms, covenants and conditions of the Master Lease except for Articles III, VI, XI, XXI, XXII, XXVI, XXVIII, XXX, and Sections 2.02, 2.03, 4.01, 4.02, 7.1(a), 7.03,
7.05, 12.02, 13.01 (first paragraph),13.03, 14.02, 15.02, 16.02, 18.03, and
27.01(g) shall be applicable to and incorporated into this Sublease as if Sublandlord were the "Landlord" under the Master Lease and Subtenant were the "Tenant" thereunder, subject to the modifications set forth in Section 10B. below and elsewhere herein. With respect to the Premises, Subtenant hereby assumes and agrees to perform and observe all covenants and obligations of Sublandlord as Tenant under the Master Lease, except to the extent the Master Lease may be inconsistent with the terms hereof, in which case the terms of this Sublease shall govern, and except for Articles III, VI, XI, XXI, XXII, XXVI, XXVIII, XXX, and Sections 2.02, 2.03, 4.01, 4.02, 7.01(a) 7.03, 7.05, 12.02, 13.01 (first paragraph) 13.03, 14.02,
15.02, 16.02, 18.03, and 27.01(g).

         B. The following modifications are made to the Articles and Sections of the Master Lease that are incorporated into this Sublease:

              (1) Section 8.01: Master Landlord retains all obligations to make repairs and perform any necessary maintenance, repairs, refurbishing, and replacement, both to the Building and the Premises to the extent required by the Master Lease; provided, however, that upon notification by Subtenant to Sublandlord of the need for any such maintenance, repairs, refurbishing or replacement, Sublandlord shall forthwith notify Master Landlord of the same.

              (2) Section 9.01: Subtenant acknowledges that Master Landlord has sole responsibility for the repair or rebuilding of the Premises caused by any damage or destruction, and for making the determination if there is "Qualified Damage" (as defined in Article IX) so as not to rebuild.

              (3) Article XXII: Subtenant covenants and agrees not to abandon or vacate the Premises.

         C. Subtenant acknowledges that Master Landlord retains all of its rights and remedies under the Master Lease with respect to the Premises to the same extent as it would have if the Sublease did not exist. Subtenant hereby acknowledges that it has received a copy of, has read and is familiar with the Master Lease, in the form attached hereto as EXHIBIT A.

         D. Sublandlord, unless otherwise stated herein, has the same rights as Master Landlord under the Master Lease to enforce obligations and covenants with respect to the Premises, except to the extent waived by Master Landlord.

         E. Subtenant agrees, in addition to any other requirements contained in the Master Lease or this Sublease, that the Premises will be in compliance with the Americans with Disabilities Act of 1990, as amended from time to time (together, "ADA"), and with any other governmental rules, regulations or laws applicable to Subtenant's work and working conditions within the Premises, except to the extent written consent has been unreasonably denied by Sublandlord or Master Landlord for alterations requested by Subtenant in accordance with Section 8 of this Sublease for any improvements required in order to comply with ADA.

    11.  INSURANCE.

         A. Subtenant shall not do or suffer any act upon the Premises or bring into or keep upon the Premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the Building. Subtenant shall comply with the rules and requirements of all boards of fire underwriters, rating bureaus, bureaus of fire prevention and like bodies, and with the requirements of all insurance companies having policies of any kind in effect covering the Building, including policies insuring against tort liability, and with the requirements of all companies which have at any time been requested to issue such policies. Should the rate of any type of insurance on the Building be increased by reason of any action or omission by Subtenant, Sublandlord, in addition to all other remedies, may pay the amount of such increase, and the amount so paid shall become due and payable on demand as additional rent. In no event shall any flammable materials, except for kinds and quantities required for ordinary office occupancy, or any explosives whatsoever be taken into the Premises and the Building or retained therein.

         B. Subtenant shall carry and maintain, at its own expense, with insurance companies rated at least A-XII in Best's Insurance Guide, which are authorized to do business in Colorado and are acceptable to Sublandlord: (i) fire and extended coverage insurance covering Subtenant's improvements to the Premises (including vandalism, malicious mischief, water damage and sprinkler leakage coverage) in amounts equal to at least the lesser of actual replacement costs or eighty percent (80%) of the insurable value of the insurable portions thereof; (ii) commercial general liability and property damage coverage, including contractual liability and personal injury insurance applicable to the Premises in minimum limits of liability of $5,000,000.00 combined single for bodily injury and property damage liability; and (iii) appropriate Workers' Compensation and Employer's Liability Insurance, with an insurance carrier licensed to do business in the State of Colorado, covering all persons employed by Subtenant or its contractors in connection with any work on or about the Premises and satisfying the Workers' Compensation Act of the State of Colorado, and (iv) Builder's Risk Insurance, with limits reasonably satisfactory to Sublandlord, relative to any improvements made to the Premises.

         C.   Insurance required to be maintained by Subtenant pursuant to
Section 11 B of this Sublease shall name Sublandlord and Master Landlord as additional insureds, and all of the policies shall provide that no cancellation or substantial alteration thereof shall be effective until at least thirty (30) days after receipt by Sublandlord of written notice thereof. All commercial general liability, property damage and other casualty policies shall be written as primary policies, not contributing to and not in addition to coverage that Sublandlord and Master Landlord may carry.

         D. In the event either Sublandlord or Subtenant sustains a loss by reason of fire, lightning and/or extended coverage perils or other perils, the cause of which is covered by policies insuring the Premises maintained or required to be maintained under this Sublease by the party suffering such loss, then the party incurring such loss agrees to look solely to the insurance proceeds, if any, accruing from its own insurance and such party shall have no right of action against the other party to this Sublease or the agents, employees or representatives of such other party, and no third party (including an insurance carrier), shall have any such right by way of assignment, subrogation or otherwise. Sublandlord and Subtenant shall cause their respective insurance policies to be endorsed to prevent the invalidity of the policies due to the foregoing waivers.

         E. Sublandlord covenants and agrees that Sublandlord will maintain in force and effect at all times during the term of this Sublease insurance required of Sublandlord under the terms of the Master Lease. Subtenant covenants and agrees that Subtenant will maintain in force at all times during the term of this Sublease insurance covering Subtenant's improvements as required by this Section of this Sublease. Sublandlord shall not be required to reinsure Subtenant's improvements.

         F. Subtenant shall deliver to Sublandlord, prior to occupancy, and prior to the expiration or replacement, adequate certificates of insurance showing that insurance required by this Sublease is in full force and effect and an endorsement showing Sublandlord and Master Landlord as additional insureds as required by Section 11 of this Sublease.

    12. NOTICE AND BILLS. Any bill, statement, notice, demand or other communication which either party may desire or be required to give shall be in writing and shall be given by personally delivering a copy thereof to the person specified below at the following address or by sending a copy thereof by certified or registered United States mail, postage prepaid, with return receipt requested, addressed as follows:

    If to Subtenant:    TeleTech Teleservices, Inc.
                        TeleTech Telecommunications, Inc.
                        TeleTech Holdings, Inc.
                        1700 Lincoln Street, Suite 1400
                        Denver, Colorado  80203

                        Attention:   Joseph D. Livingston

    If to Sublandlord:  Norwest Bank Colorado,
                        National Association
                        1740 Broadway
                        Denver, Colorado  80274-8607

                        Attention: Property Manager
                                  (One Norwest Center)

    If to Master Landlord:

                        Building Manager
                        One Norwest Center
                        1700 Lincoln, Suite 2500
                        Denver, Colorado  80203

                        1700 Lincoln Limited
                        c/o Gerald D. Hines Interests
                        2800 Post Oak Boulevard
                        Houston, Texas  77056

                        Attention:  Gerald D. Hines


    With copies to:     Mr. Michael Topham
                        Gerald D. Hines Interests
                        440 Three First National Plaza
                        Chicago, Illinois  60602

                        Mr. James A. Taylor
                        Baker & Botts
                        2001 Ross Avenue, Suite 800
                        Dallas, Texas  75201

                        Mr. August E. Shouse
                        Vinson & Elkins
                        3300 First City Tower
                        1001 Fannin
                        Houston, Texas  77002
                        Mr. John Moody
                        ARICO America Realestate
                        Investment Company
                        c/o Deutsche Bank
                        Capital Corporation
                        31 West 52nd Street
                        New York, New York  10019

    Any communication given as herein provided shall be deemed given when personally delivered or when mailed. Each party shall have the right to designate a different address or a different person, or both, to which or to whom communications shall be sent or delivered, by written notice given as provided herein.

    13. TERMINATION. Subtenant, upon termination of this Sublease upon the expiration of the term hereof or as herein otherwise provided, shall quit and surrender the Premises in good order, condition and repair, reasonable wear and tear excepted. Subtenant shall have no right to remain in possession of any or all of the Premises after expiration of the Term of Sublease set forth in
Section 2; and if Subtenant wrongfully holds over, Subtenant shall be liable to Sublandlord for the Additional Rent plus an amount equal to three hundred percent (300%) of the Base Rent that would be payable with respect to the Premises if this Sublease were still in effect, plus any and all costs and damages incurred by Sublandlord by reason of any breach of the Master Lease occasioned by Subtenant's wrongful holding over, including, without limitation, any damages or claims for damages occasioned by third parties who are entitled to enter the Premises for the commencement of their tenant improvements or otherwise.

    14.  PROHIBITION OF THE USE OF SUBLANDLORD'S TRADE NAME.

         A. Subtenant acknowledges and agrees that it will not use the name Norwest Bank Colorado, National Association, or any part thereof, or the Norwest Corporation logo used in connection therewith, as part of its business name or address or as part of its advertising, marketing or other sales brochures without the written permission of Sublandlord or Norwest Corporation, or its successors.

         B. Subtenant acknowledges and understands that the name of the Building ("One Norwest Center") and the logo used in conjunction therewith are owned by Norwest Corporation and used by Master Landlord with the permission of Norwest Corporation. Subtenant agrees that it will not use said names or said logo nor incorporate any part thereof as a part of its business name, or as part of its advertising, marketing or other sales brochures without the written permission of Norwest Bank Colorado, National Association or Norwest Corporation, or its successors. Notwithstanding the foregoing, Subtenant shall be permitted to use the current or future name of the Building when referring to its business address. For example, Subtenant shall be permitted to use the following address:

         TeleTech Teleservices, Inc.
         One Norwest Center, Suite  2100
         1700 Lincoln Street
         Denver, Colorado  80203

    15. SIGNAGE. Subtenant agrees that during the term hereof, no signs may be placed on the Premises without the express written consent of Sublandlord, which shall not be unreasonably withheld; provided, however, that Sublandlord shall provide the standard Building signage at Subtenant's Premises and building directory permitted by the Master Lease.

    16.  PARKING.

         A. Subtenant shall have the privilege to use one (1) nonreserved parking space for every 1,000 rentable square feet leased by Subtenant under this Sublease in the parking garage located at 1700 Sherman Street, Denver, Colorado, for the use of Subtenant and Subtenant's customers. At least 100 days prior to the date Subtenant desires to take any or all of the foregoing parking spaces, Subtenant shall advise Sublandlord in writing, how many parking spaces Subtenant desires to pay for and utilize. Subtenant shall be required to continue to retain and pay for each parking space taken for at least one (1) year after the date Subtenant takes such space. After the one year period has expired for each parking space, Subtenant may discontinue use of each space upon forty-five (45) days prior written notice to Sublandlord. Parking rates which are currently $85.00 per month for unreserved parking and $125.00 per month for reserved parking, are subject to change from time to time by the operator of the parking garage. Subtenant is solely responsible for the parking fee to be paid directly to the manager of the parking garage. Subtenant will comply in all respects with any rules and regulations that may be promulgated by the operator of the parking garage.

         B. In the event any of the parking spaces covered by Section 16 A are not available due to condemnation, fire or other casualty, Sublandlord shall have no liability to Subtenant and Subtenant shall have no right to terminate this Sublease on account thereof.

    17. RENEWAL OPTIONS. Subtenant shall have no option or right to renew this Sublease.

    18.  INDEMNIFICATION.

         A. Subtenant shall indemnify Sublandlord, its agents, employees, officers and directors and save it harmless from and against any and all losses, claims, actions, damages, liability and expenses in connection with loss of life, personal injury and damage to property arising from any occurrence in or on the Premises or any part thereof occasioned wholly or in part by any act or omission of Subtenant, its agents, employees, contractors, licensees or invitees. In case Sublandlord shall, without fault on its part, be made a party to any litigation commenced by or against Subtenant, then Subtenant shall protect and hold Sublandlord harmless from, and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Sublandlord in connection with such litigation.

         B. Subtenant shall neither hold nor attempt to hold Sublandlord liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs (made by Master

Landlord or its agents, employees or contractors), injury or accident to the Premises, to adjacent premises or other parts of the Building not herein demised, or for any injury or damage occasioned by gas, smoke, rain, snow, wind, ice, hail, lightning, earthquake, war, civil disorder, strike, defective electrical wiring, power outages, or the breaking or stoppage of the plumbing or sewage upon or in the Building or adjacent premises, whether said breaking or stoppage results from freezing or otherwise unless such occurrences are caused in whole or in part by the gross negligence of Sublandlord, its employees, agents or contractors.

         C. Subtenant shall indemnify and defend Sublandlord, and save it harmless from and against all losses, claims, actions, damages, liability and expenses in connection with any breach of the Master Lease arising as a result of any breach of this Sublease by Subtenant, and Sublandlord shall indemnify and defend Subtenant and save it harmless from and against all losses, claims, actions, damages, liability and expenses in connection with any breach of the Master Lease by Sublandlord.

         D. Subtenant shall neither hold nor attempt to hold Sublandlord liable for Master Landlord's default of any of its covenants or obligations under the Master Lease, except to the extent such a default results in the breach of any of the covenants or obligations of Sublandlord under this Sublease.

         E. In case Subtenant shall, without fault on its part, be made a party to any litigation commenced by or against Sublandlord, then Sublandlord shall protect and hold Subtenant harmless from, and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Subtenant in connection with such litigation.

    19. ENVIRONMENTAL MATTERS. Subtenant, its agents, employees, and contractors shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative order issued thereunder. Subtenant hereby agrees to indemnify, defend and hold harmless Sublandlord and Master Landlord, their agents, affiliates, officers, directors and employees (all such entities and persons being referred to herein individually as "Indemnified Person" and collectively as the "Indemnified Parties") from and against any and all liability, claims, demands, actions and causes of action whatsoever (including without limitation reasonable attorneys' fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) to which any Indemnified Person may be subject insofar as they arise out of or relate to any alleged contamination of the Premises arising from any violation of Subtenant's obligations under this Section. The obligations of Subtenant set forth in this Section of this Sublease shall survive the expiration or termination of this Sublease or the exercise by Sublandlord or Master Landlord of any of its rights hereunder.

    20. ATTORNEYS' FEES. If legal action shall be brought by either of the parties hereto for the unlawful detainer of the Premises, for the recovery of Rent due under the provisions of this Sublease, or because of the breach of any term, covenant or provision hereof, the party prevailing in said action (Subtenant or Sublandlord as the case may be) shall be entitled to recover from the party not prevailing costs of suit and reasonable attorneys' fees.

    21. USE OF SMOKING AREA. Master Landlord prohibits smoking in the Building common areas and lobby. All costs to design and construct a smoking area in the Premises shall be incurred by Subtenant and must be approved by Sublandlord, Master Landlord and Master Landlord's Engineers.

    22. BUILDING SECURITY. After-hours access to the Building will be by card key, to be provided at Subtenant's sole expense. Master Landlord currently provides security personnel within the Building on a twenty-four (24) basis.

    23.  OBLIGATIONS UNDER THE MASTER LEASE.

         A. Subtenant shall conform to, and use the Premises in accordance with, all the terms, covenants and conditions of the Master Lease contained in Exhibit A, and will not by act or omission cause a violation of such terms, covenants and conditions. Subtenant shall perform all of the terms, covenants and conditions of the Master Lease contained in Exhibit A on the part of Sublandlord as Tenant thereunder to be performed (except for payment of the rent provided for in the Master Lease and except as otherwise modified hereunder) insofar as such terms, covenants and conditions relate to the Premises.

         B. Except as provided herein, Subtenant shall be entitled to the rights of Sublandlord as Tenant under the Master Lease, insofar as the same relate to the Premises. Sublandlord shall have no liability by reason of any default by Master Landlord, except to the extent that such default results in a breach by Sublandlord of the covenants and obligations of Sublandlord hereunder.

    24. SELF-HELP. If Subtenant shall default in the performance of any of its obligations under this Sublease or the Master Lease, Sublandlord, at its option, may perform such obligations and, if necessary, enter the Premises for such purposes. Subtenant shall pay to Sublandlord, within ten (10) days after demand, the amount of all reasonable and documented costs and expenses incurred by

Sublandlord in curing the default, including Sublandlord's reasonable attorneys' fees. If Sublandlord shall default in the performance of its obligations under this Sublease in accordance with Section 28 of this Sublease, then Subtenant shall be entitled to cure such default in accordance with such section, provided, however, to the extent Subtenant elects to cure the default by self-help, Subtenant's rights cannot exceed those that are permitted under the Master Lease.

    25. RIGHTS OF ENTRY. Master Landlord and its agents shall retain, and Sublandlord and its agents shall assume, all of the rights of entry upon the Premises as set forth in Section 17.01 of the Master Lease, upon giving the Subtenant reasonable notice.

    26.  CONDEMNATION.

         A. If, at any time during the term of the Sublease, all of the Premises shall be taken for any public or quasi-public purpose, the term of the Sublease shall cease upon the date upon which the Premises become unusable as a result of such taking (such date is referred to hereinafter as the "date of taking").

         B. In the event that the Master Lease is terminated in accordance with the terms thereof by reason of any taking for any public or quasi-public purpose, the term of the Sublease shall cease upon the date of the termination of the Master Lease.

         C. In the event that less than all, but more than twenty-five percent (25%), of the Net Rentable Area of the Premises shall be taken for any public or quasi-public purpose, or rendered unusable by reason thereof, then Subtenant, at its sole option, may terminate this Sublease as of the date of taking by giving written notice to Sublandlord within ten (10) days after the date of taking. In the event that twenty-five percent (25%) or less of the Net Rentable Area of the Premises shall be taken for any public or quasi-public purpose, or rendered unusable by reason thereof, then this Sublease shall remain in full force and effect with respect to the balance of the Premises not so taken or rendered unusable. In the event of any partial taking that does not give rise to a termination of this Sublease, the Rent shall be abated as to any portion of the Premises taken or rendered unusable, effective as of the date of taking, and there shall be excluded from the Premises from and after the date of taking any portions thereof so taken or rendered unusable, but otherwise the Sublease shall remain in full force and effect.

         D. In the event of any complete or partial taking, Subtenant shall be entitled to receive a percentage of any lump sum condemnation award to which Sublandlord is entitled , in an amount equal to the ratio of the Net Rentable Area of the Premises so taken, divided by the Net Rentable Area of the total Sublandlord's Leasehold Premises (including the Premises) so taken.

    27. DEFAULT BY SUBTENANT. The first paragraph in Section 13.01 of the Master Lease is not incorporated into this Sublease, provided, however, subparagraphs (a) and (b) of Section 13.01 are incorporated into and applicable to this Sublease and remain in full force and effect. The occurrence of any of the following shall entitle Sublandlord to pursue the remedies set forth in
Article XIII of the Master Lease.

         (a) failure to pay any installment of Rent when due, provided, however, in the event Subtenant shall fail to pay Rent as required in this Sublease, Sublandlord will give Subtenant written notice of such failure and Subtenant shall have two business days from the date such notice is given in accordance with Section 12 of this Sublease to pay such Rent, however, Subtenant will not be entitled to more than one (1) notice for default in payment of Rent during any calendar year, and if, within such calendar year after such notice, any Rent is not paid when due, an event of default will have occurred without further notice;

         (b) failure to perform any obligation of Subtenant hereunder for a period of ten (10) days after written notice, except that if such obligation cannot reasonably be performed within such period, Subtenant shall not be in default if Subtenant shall commence such performance within such period and shall thereafter prosecute the same with diligence and continuity;

         (c) breach of any condition or other provision prohibiting certain actions on Subtenant's part, if the effect of such breach shall not be entirely removed within ten (10) days after notice;

         (d) the issuance of any attachments, execution or other process against Subtenant whereby the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Subtenant unless such process shall be discharged within fifteen (15) days;

         (e) any assignment, mortgage or encumbrance of this Sublease not permitted hereunder or any subletting prohibited hereunder;

         (f) Subtenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Subtenant or of a substantial part of its assets, (ii) make a general assignment for the benefit of creditors, or (iii) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file and answer admitting the material allegations of a petition filed against Subtenant in any bankruptcy, reorganization or insolvency proceeding;

         (g) an order, judgment or decree shall be entered, without the application, approval or consent of Subtenant, by any court approving a petition seeking reorganization of Subtenant under any bankruptcy or insolvency law or appointing a receiver, trustee or liquidator of Subtenant or of all or a substantial part of its assets, or adjudicating Subtenant a bankrupt or insolvent, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty consecutive days; or

         (h) Subtenant is dissolved as a corporation or ceases to be a corporation under the laws of the State of Colorado.

    28. DEFAULT BY SUBLANDLORD. If Sublandlord should fail to materially perform or observe any covenant, term, provision or condition of this Sublease and such default should continue beyond a period of forty-five (45) calendar days (or such longer period as is reasonable necessary to remedy such default, provided Sublandlord shall reasonably and diligently pursue such remedy at all times until such default is cured) as the same may be extended by Excusable Delays, after (in each such case) written notice thereof is given by Subtenant to Sublandlord, then, in any such event, Subtenant shall have the right to use reasonable means to (i) cure such default, and Sublandlord shall reimburse Subtenant for all reasonable and documented sums expended in so curing said default, and (ii) to commence such actions at law or equity to which Tenant may be entitled.

    29.  DEPOSIT.

         A. Subtenant will place in a form and content satisfactory to Sublandlord, as determined by Sublandlord in its sole discretion, committed funds in the amount of $500,144.84 to be evidenced by a letter of credit naming Sublandlord as beneficiary, bank deposit, Treasury Note or Certificate of Deposit to reimburse Sublandlord for the payment made by Sublandlord of the Tenant Improvement Allowance. In furtherance of the foregoing, Subtenant agrees to execute such documents as Sublandlord may require. If Subtenant defaults in its payment of Rent or the performance of its other obligations under this Sublease and Sublandlord has delivered written notice of such default to Subtenant, Sublandlord may use all of the funds for the reimburse of Sublandlord for the Tenant Improvement Allowance. Sublandlord may, at any time after delivering written notice of a default to Subtenant, obtain possession of the funds described herein and apply such funds to the reimbursement of Sublandlord for the Tenant Improvement Allowance. The foregoing shall not be construed to be a limitation on Sublandlord's damages or other rights under this Sublease or Master Lease or a payment of liquidated damages.

         B. So long as Subtenant is not in default under Section 27 of this Sublease or an event has occurred that with the passage of time would constitute an event of default under such section, the following may occur; (i) to the extent a return is earned on the deposit referenced in Section 29A above, Subtenant may directly receive such funds, exclusive of any principal, (ii) except as set forth in subparagraph (iii) below, to the extent permitted under the instrument, Sublandlord, upon written request from Subtenant no earlier than forty-five (45) days prior to each anniversary of February 1, 1996, shall make available to Subtenant the sum of $125,036.21 of the deposit referenced in Section 29A or if a letter of credit is issued, an amendment to the letter of credit decreasing Sublandlord's right to draw by an amount equal to $125,036.21, and (iii) the last payment of the deposited funds shall be made to Subtenant within thirty (30) days after the end of the term of this Sublease. In no event shall the aggregate amount of deposited funds returned to Subtenant exceed $500,144.84.

    30.  MONTH TO MONTH TENANCY.

         A. Subtenant may convert this Sublease to a month-to-month tenancy subject to the following conditions: (i) Subtenant gives Sublandlord prior written notice, no earlier than October 1, 1999, nor later than December 1, 1999, electing to have this Sublease become a month-to-month tenancy commencing June 1, 2000; and (ii) Subtenant, at the time such written notice is given to Sublandlord and at anytime thereafter, Subtenant is not in default under the terms of Section 27 of this Sublease, nor an event has occurred that with the passage of time would constitute an event of default under such section.

         B. If Subtenant complies with paragraph A above, the Sublease commencing on June 1, 2000, shall constitute a month-to-month tenancy, and, except as otherwise modified in this Section 30, this Sublease shall remain in full force and effect enforceable in accordance with its terms.

         C. Either party may terminate the month-to-month tenancy upon delivering written notice to the other in accordance with this Sublease to that affect thirty (30) days in advance of the first day of any calendar month. Sublandlord or Subtenant may give notice to terminate the month-to-month tenancy before the commencement date of June 1, 2000, by giving such notice to the other party on or before May 1, 2000, in which case the month-to-month tenancy would terminate on June 30, 2000.

    31.  MISCELLANEOUS.

         A. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.

         B. ENTIRE AGREEMENT. The entire contract of the parties is contained herein and all prior or contemporaneous negotiations, agreements, representations and understandings, whether oral or written, are hereby superseded.

         C. AMENDMENT AND MODIFICATION. This Sublease may be amended, altered or modified only by an instrument in writing signed by both parties to be bound thereby.

         D. LAWS AND CONSTRUCTION. This Sublease shall be governed by and construed in accordance with the laws of the State of Colorado. If any provision of this Sublease is for any reason and to any extent, invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         E. NO OFFER. This Sublease is submitted on the understanding that it will not be considered an offer and will not bind either party in any way until Subtenant has duly executed and delivered duplicate originals to Sublandlord, Sublandlord has executed and delivered one of such originals to Subtenant, and Master Landlord has consented to the terms hereof in writing.

         F. NO CONSTRUCTION AGAINST DRAFTING PARTY. Sub-landlord and Subtenant acknowledge that each of them and their counsel have had an opportunity to review this Sublease and that this Sublease will not be construed against Sublandlord merely because Sublandlord has prepared it.

         G. TIME OF THE ESSENCE. Time is of the essence of each and every provision of this Sublease.

         H. ARBITRATION. Sublandlord and Subtenant hereby agree that if an arbitrable dispute arises under this Sublease, the matter shall, at the option of either Sublandlord or Subtenant, be submitted to arbitration in accordance with the procedures of Article XXIX of the Master Lease, provided that Master Landlord, if a necessary party, can be joined in such arbitration. The arbitrators shall have no power to change any of the provisions of this Sublease in any respect, nor shall they have any power to make an award of reformation, and the jurisdiction of the arbitrators is hereby expressly limited accordingly.

         I. NO WAIVER. The waiver by either party of any breach by the other party of any agreement, condition or provision contained in this Sublease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Sublease, nor will any custom or practice which may arise between the parties in the administration of the terms of this Sublease be construed to waive or to lessen the right of either party to insist upon the performance by the other party in strict accordance with the terms of this Sublease.

The subsequent acceptance of Rent by Sublandlord will not be deemed to be a waiver of any preceding breach by Subtenant of any agreement, condition or provision of this Sublease, other than the failure of the Subtenant to pay the particular Rent so accepted, regardless of Sublandlord's knowledge of such preceding breach at the time of acceptance of such Rent.

         J. ESTOPPEL CERTIFICATES. At any time and from time to time, but within fifteen (15) days after prior written request by either party, the other party shall execute, acknowledge and deliver to the other, promptly upon request, a certificate certifying to the extent that it is true and accurate (1) that this Sublease is unmodified and in full force and effect or, if there have been modifications, that this Sublease is in full force and effect, as modified, and stating the date and nature of each modification; (2) the date, if any, to which Rent and other sums payable under this Sublease have been paid; (3) that no written notice of any default has been delivered to either party which default has not been cured, except as to defaults specifically specified in said certificate; (4) that there is no default known under the Sublease or an event known to the other party which, with notice or the passage of time, or both, would result in an event of default under this Sublease, except for defaults specifically specified in said certificate; and (5) such other matters as may be reasonably requested by the other party. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee or beneficiary under any deed of trust of the Premises or the Building or any interest in the Building. Notwithstanding anything else to the contrary in this paragraph J, Subtenant may only request from and receive a written response relating to an estoppel certificate from Sublandlord one time during each calendar year.

         K. NO MERGER. The voluntary or other surrender of this Sublease by Subtenant or the cancellation of this Sublease by mutual agreement of Subtenant and Sublandlord or the termination of this Sublease on account of Subtenant's default will not work a merger.

         L. CONSENTS. Whenever Subtenant requests Sublandlord to take any action or give any consent or approval required or permitted under this Sublease, such action, consent or approval will not be unreasonably withheld, delayed or denied.

         M.   BROKER.   Sublandlord and Subtenant respectively represent and
warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises other than Grubb & Ellis. Sublandlord shall be responsible for paying the fee of Grubb & Ellis. Sublandlord and Subtenant will each indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the above-named Broker.

         N. AUTHORITY. Each party hereby represents to the other party that the party executing this Sublease on its behalf is authorized to do so by requisite action of the board of directors of such party, as applicable, and agrees upon request to deliver to the other party a resolution or similar document to that effect.

         O. CAPTIONS. The captions of the various Sections of this Sublease are for convenience only and do not define, limit, describe or construe the contents of such Sections.

         P. COUNTERPART. This Sublease may be executed in several counterparts and all such executed counterparts shall constitute one (1) agreement binding on all of the parties in spite of the fact that all of the parties have not signed the same counterpart.

    Executed and delivered as of the date first written above.


SUBLANDLORD:

NORWEST BANK COLORADO,
NATIONAL ASSOCIATION,
a national banking association,
successor in interest to
Norwest Bank Denver, National
Association, formerly known as
United Bank of Denver National
Association




By: /S/ KIRBY D. MARTIN
    ----------------------
    Kirby D. Martin
    Vice President


                         (signatures continued on next page)

SUBTENANT:


TELETECH TELESERVICES, INC.,
    a Colorado corporation



By: /S/ JOSEPH D. LIVINGSTON
    --------------------------
    Joseph D. Livingston
    Senior Vice President
    Chief Operating Officer


TELETECH TELECOMMUNICATIONS, INC.,
    a California corporation



By: /S/ JOSEPH D. LIVINGSTON
    --------------------------
    Joseph D. Livingston
    Senior Vice President
    Chief Operating Officer


TELETECH HOLDING, INC.,
    a Delaware corporation



By: /S/ JOSEPH D. LIVINGSTON
    --------------------------
    Joseph D. Livingston
    Senior Vice President
    Chief Operating Officer


STATE OF COLORADO  )
      CITY AND     )  ss.
COUNTY OF DENVER   )


    The foregoing instrument was acknowledged before me this 5th day of October 1995, by Kirby D. Martin, as Vice President of Norwest Bank Colorado, National Association, a national banking association, on behalf of said association.

    My commission expires:   October 23, 1996

    SEAL                     /S/ ANITA C. JONES
                              --------------------------
                                  Notary Public

                          (notaries continued on next page)

STATE OF COLORADO       )
    CITY AND            )  ss.
COUNTY OF DENVER        )


    The foregoing instrument was acknowledged before me this 3rd day of October 1995, by Joseph D. Livingston as Chief Operating Officer of TeleTech Teleservices, Inc., a Colorado corporation, on behalf of said corporation.

    My commission expires:   1/27/99


         SEAL                /S/ MARIANNE MARI
                             ------------------------------
                                  Notary Public


STATE OF ______________ )
                        )  ss.
COUNTY OF _____________ )


    The foregoing instrument was acknowledged before me this ___ day of ___________, 1995, by ___________________ as ___________________________ of
TeleTech Holdings,, a Delaware corporation, on behalf of said corporation.


    My commission expires:   ________________________


         SEAL                ________________________
                                  Notary Public


STATE OF _______________     )
                             )  ss.
COUNTY OF ______________     )


    The foregoing instrument was acknowledged before me this ___ day of _________ , 1995, by ________________________ as _____________________ of
TeleTech Telecommunications, Inc., a California corporation, on behalf of said corporation.

    My commission expires:   ___________________________


         SEAL                ___________________________
                                  Notary Public

                                      EXHIBIT A

                     (Attached to and forming a part of Sublease,
                       dated as of September 28, 1995, between
                     Norwest Bank Colorado, National Association,
                                 as Sublandlord, and
            TeleTech Teleservices, Inc., TeleTech Telecommunications, Inc.
                      and TeleTech Holdings, Inc., as Subtenant)


                                     MASTER LEASE


    A true and correct copy of most of the provisions of the Master Lease as described in the Sublease is attached hereto.

                                      EXHIBIT B

                     (Attached to and forming a part of Sublease,
                       dated as of September 28, 1995, between
                     Norwest Bank Colorado, National Association,
                                 as Sublandlord, and
            TeleTech Teleservices, Inc., TeleTech Telecommunications, Inc.
                      and TeleTech Holdings, Inc., as Subtenant)


                               DESCRIPTION OF PREMISES


    Office space, encompassing approximately 23,144 rentable square feet located on the 21st Floor in the Building located at 1700 Lincoln Street, Denver, Colorado;

    and, as more specifically detailed on the drawing of the Premises as attached.

                            CONSENT OF MASTER LANDLORD AND
                       REAFFIRMATION OF TENANT AND SUBLANDLORD

    The Master Landlord, having read the foregoing Sublease between Norwest Bank Colorado, National Association and TeleTech Teleservices, Inc., TeleTech Telecommunications, Inc., and TeleTech Holdings, Inc., hereby consents to such Sublease, subject to the following condition: both as Tenant and Sublandlord, by execution of this instrument, Sublandlord reaffirms its liability for prompt payment of all rent and performance of all other covenants and obligations of the Tenant as set forth in the Master Lease, and acknowledges that neither the Sublease, nor Master Landlord's consent thereto, shall release Sublandlord from any obligations to Master Landlord under the Master Lease.

    Sublandlord agrees to indemnify and hold harmless Master Landlord from any and all claims or demands of, or liabilities to Subtenant, arising from or related to any actual or alleged breach of the Sublease by Subtenant, or from Subtenant's occupancy or use of the Premises.

MASTER LANDLORD:

1700 LINCOLN LIMITED, a
Colorado limited partnership

By: Hines Colorado Limited,
    General Partner of
    1700 Lincoln Limited

    By:  Hines Colorado Corporation,
         a General Partner of
         Hines Colorado Limited

         By: /S/ DAVID MCGINNIS
             ----------------------------
              O. David McGinnis
              Vice President


SUBLANDLORD:

NORWEST BANK COLORADO, NATIONAL
ASSOCIATION, successor in interest
to NORWEST BANK DENVER, NATIONAL
ASSOCIATION, a national banking
association


By: /S/ KIRBY D. MARTIN
    ---------------------------
    Kirby D. Martin
    Vice President

STATE OF COLORADO       )
    CITY AND            )  ss.
COUNTY OF DENVER        )



    The foregoing instrument was acknowledged before me this ____ day of _________, 1995, by Kirby D. Martin as vice president of Norwest Bank Colorado, National Association, a national banking association, on behalf of said association.

    Witness my hand and official seal.

    My commission expires:   ____________________


                        ______________________________
                        Notary Public



STATE OF                     )
                             )  ss.
COUNTY OF                    )

    The foregoing instrument was acknowledged before me this ____ day of _________, 1995, by ______________________ of 1700 Lincoln Limited, a Colorado
limited partnership, on behalf of such partnership.

    Witness my hand and official seal

    My commission expires:   _________________


                        ________________________________
                        Notary Public